UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2002

CLUBCORP, INC.

(Exact name of registrant as specified in its charter)

Commission File Numbers 33-89818, 33-96568, 333-08041, 333-57107 and 333-52612

Delaware (State or other jurisdiction of incorporation)	75-2626719 (I.R.S. Employer Identification No.)

3030 LBJ Freeway, Suite 700 (Address of principal executive offices)	Dallas, Texas 75234 (Zip Code)

Registrant’s telephone number, including area code: (972) 243-6191

Former name or former address, if changed since last report:
NONE

Item 1. Changes in Control of Registrant

     As a result of the death of Robert H. Dedman Sr., who was the Chairman of the Board of Directors (“the Board”) of ClubCorp, Inc. (the “Company”) and the Company’s principal stockholder, a change in control of the Company may be deemed to have occurred. Following the death of Mr. Dedman, his son Robert H. Dedman Jr., the Company’s current Chief Executive Officer, was named Chairman of the Board. Mr. Dedman’s wife, Nancy M. Dedman, was also elected to the Board.

     At the time of his death on August 20, 2002, Mr. Dedman owned 43,113,993 shares, or approximately 46.0% of the outstanding common stock of the Company, as community property with his spouse, Mrs. Dedman. Pursuant to Texas law, Mrs. Dedman now owns one-half of the community property (or 23.0% of the common stock of the Company) outright. The other half of the community property (or 23.0% of the common stock of the Company ) will be held in Mr. Dedman’s Estate pending distribution during probate in accordance with the terms of his Last Will and Testament. Mr. Robert Dedman, Jr. and Mrs. Dedman are the Executors of Mr. Dedman’s Estate. In his Last Will and Testament, Mr. Dedman gifted approximately 1% of the common stock of the Company to various beneficiaries and the remaining common stock (or approximately 22% of the common stock of the Company) to the Nancy M. Dedman Trust. Mrs. Dedman and Robert H. Dedman Jr. will be trustees under the Trust and will have shared voting power over the common stock held in the trust.

     After all of these transfers, the members of the Dedman family together (the “Dedman Stockholder Group”) will continue to beneficially own an aggregate of approximately 75% of the common stock of the Company. However, their ability to control the affairs of the Company is subject to the terms of the Stockholders’ Agreement entered into with The Cypress Group (the “Stockholders’ Agreement”), which will expire on December 1, 2009 unless terminated earlier. Pursuant to the Stockholders’ Agreement, the Dedman Stockholder Group is entitled to nominate four of the six directors on the Board, and The Cypress Group is required to vote in favor of these nominees, provided that the Dedman Stockholder Group has the right to vote at least 50% of the Company’s common stock.

     Although there are no formal agreements as to the voting of common stock among the members of the Dedman Stockholder Group (other than pursuant to the Stockholders’ Agreement), the members of the Dedman Stockholder Group generally consult with each other regarding actions to be taken by stockholders of the Company and may be deemed to control the Company. The transfer of a substantial portion of the Dedman Stockholder Group’s common stock, including a transfer upon the death of Mrs. Dedman, could result in a change of control and could affect the management or future direction of the Company.

     On August 20, 2002, the Company issued the press release attached herein as Exhibit 99.1.

Item 5. Other Events

     On August 27, 2002, the Company announced the addition of John A. Beckert to our senior management team as President and Chief Operating Officer. Mr. Beckert, who has 21 years of experience in the hospitality industry, will also join the Company’s Board of Directors effective immediately. Prior to joining ClubCorp, Mr. Beckert was a partner since April 2000 in Seneca Advisors LLP, a consulting and private investment firm. From July 1998 to April 2000, Mr. Beckert served as President and Chief Operating Officer of Bristol Hotels and Resorts. Prior to July 1998, he served as Executive Vice President and Chief Operating Officer of Bristol Hotels and Resorts and previously served in various positions related to their operations.

     On August 27, 2002, the Company issued the press release attached herein as Exhibit 99.2.

Item 7. Financial Statements and Exhibits

Exhibit Number	Description

99.1	News release — Business legend, philanthropist Robert H. Dedman, Sr. succumbs to long-term illness

99.2	ClubCorp names John A. Beckert as President and Chief Operating Officer

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLUBCORP, INC

By: /s/ Jeffrey P. Mayer Jeffrey P. Mayer Chief Financial Officer

Date: September 3, 2002

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	News release — Business legend, philanthropist Robert H. Dedman, Sr. succumbs to long-term illness

99.2	ClubCorp names John A. Beckert as President and Chief Operating Officer